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                            TENANT ESTOPPEL CERTIFICATE

                                   March 3, 1998



State Farm Life Insurance Company
One State Farm Plaza, E-10
Bloomington, Illinois  61710
Corporate Law - Investments E-10
Attn:  Larry Rottunda, Esquire

     Re: Lease dated March 28, 1997 between Nottingham Village, Inc. (Landlord) and Metris Direct, Inc. (Tenant) as amended by First Amendment to Lease Agreement dated October 15, 1997 between Landlord and Tenant for Premises consisting of 51,600+- square feet of space situate within that office/industrial building known as 8012-8020 Corporate Drive, Baltimore, MD 21236 and located on a parcel of land shown and designated as Lot 100 on a plat entitled "White Marsh Business Community, Section D & Section G", which plat is recorded among the Land Records of Baltimore County, Maryland in Plat Book 70, Folio 5.

Gentlemen:

     The undersigned, Metris Direct, Inc. ("Tenant"), the tenant under the above-described lease, a copy of which is attached hereto as EXHIBIT A, ("Lease") provides this Tenant Estoppel Certificate to you as conclusive evidence of the matters set forth herein concerning the above-referenced Lease and the Premises.

     As of the date hereof, the undersigned hereby certifies the following:

     1. That the Lease supersedes, in all respects, all prior written or oral agreements between Landlord and Tenant with respect to the Premises and there are no agreements, understandings, warranties, or representations between Landlord and Tenant with respect to the Lease or the Premises except as expressly set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as EXHIBIT A.

     2. That, as of the date hereof, the Lease has not been changed, amended, modified, supplemented or superseded except as set forth in the copy of the Lease (including all amendments thereto, if any) attached hereto as EXHIBIT A.

     3. That the Lease remains in full force and effect and there are no known existing defaults by Tenant under the Lease.

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     4.   That the improvements and space required by the Lease to be delivered to Tenant have been satisfactorily completed and delivered by Landlord, and have been accepted by the Tenant.

     5. That the Premises are currently occupied and open for the use by Tenant, its customers, employees and invitees.

     6. That Tenant's interest in the Lease and the Premises demised therein, or any part thereof, has not been sublet, transferred or assigned.

     7. That all duties of an inducement nature required of the Landlord under the Lease have been fulfilled by Landlord and Tenant is fully obligated to pay rent and all other charges coming due under the Lease.

     8. That the commencement date of the term of the Lease was September 1, 1997 and the expiration date of the term of the Lease is September 30, 2007.

     9. That the monthly Basic Rent under and as defined in the Lease of $43,000 commenced on September 1, 1997 and the last monthly payment of Basic Rent in the amount of $43,000 was made by Tenant on March 3, 1998. No monthly rental has been prepaid nor has Tenant been given any free rent, partial rent, rebates, rent rebates or concessions, other than one month's free rent for the period ended September 30, 1997. Tenant has no claims, defenses or offsets against any rents payable under the Lease.

     10. That a security deposit consisting of a letter of credit in the amount of $1,500,000 has been deposited with Landlord. Tenant agrees to look solely to the Landlord for return of the security deposit unless the Landlord has deposited the security deposit with you.

     11. That Landlord, to the best of our knowledge, has fully performed all of its obligations under the Lease and there are no known circumstances existing under which Landlord may be deemed in default merely upon the service of notice or passage of time, or both.

     12. That Landlord has not given its consent to Tenant (for example, to sublease or to alter the Premises) to take any action which, pursuant to the Lease, requires Landlord's consent.


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     13.  That Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein.

     14. That Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws.

     15. That Tenant is a Minnesota duly organized validly existing and in good standing under the laws of Minnesota.

     In issuing this Estoppel Certificate Tenant understands that you will rely thereon in your funding of a $3,350,000 mortgage loan to Landlord secured by certain real estate which includes the Premises.

                                   METRIS DIRECT, INC.
                                   TENANT



                                   By: /s/ Z. Jill Barclift
                                       --------------------------------------
                                   Name (Print): Z. Jill Barclift
                                                 ----------------------------
                                   Title (Print): Vice President, General
                                                  ---------------------------
                                                  Counsel and Assistant
                                                  ---------------------------
                                                  Secretary
                                                  ---------------------------
                                                  Authorized Representative


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                                      EXHIBIT A
                  (Attached hereto is a copy of the Lease, including
                           all amendments thereto, if any.)